Exhibit 21

                           Subsidiaries of the Company

                                                           State of
                   Name                                  Incorporation
--------------------------------------------             --------------

   Laser Fare, Inc.                                      Rhode Island
   Mound Laser & Photonics, Inc.                         Ohio
   Osley & Whitney, Inc.                                 Massachusetts
   Express Pattern, Inc.                                 Delaware
   Material & Manufacturing Technologies, Inc.           Texas
   MetaTek, Inc.                                         New Mexico
   Infinite Photonics, Inc.                              Delaware